EXHIBIT 99.2

Business Transformation Underway to Improve Long-Term Performance

Stericycle®

Committed to developing **best-in-class** operating model with global system by 2022 to support:

- An enhanced experience for our customers
- Stable revenue growth of 3-5% CAGR over 5 years
- EPS growth of 6-10% CAGR over 5 years
- Enhanced value and returns for shareholders

KEY INITIATIVES TO DRIVE BUSINESS TRANSFORMATION

Enterprise Performance Management (EPM) model supported by Enterprise Resource Planning (ERP) platform to drive efficiency and enable Stericycle to better capitalize on growth opportunities

Portfolio Rationalization	Operational Optimization	Organizational Excellence & Efficiency	Commercial Excellence	Strategic Sourcing
• Focus on core services • Evaluate strategic fit of geographies • Divest non-strategic service lines and markets	• Standardize logistics • Modernize operations • Drive network efficiency	• Optimize organizational structure • Optimize resources • Align around global shared service model	• Sales & service aligned around the customer • Standardizing CRM process and expanding self-service options	• Global procure-to-pay processes • Leveraging organizational scale

COMPELLING FINANCIAL BENEFITS

$850M-1.0B	85-95%	~5-9%	~6-10%	~10-14%
CUMULATIVE ADJUSTED EBITDA BENEFITS FROM 2018-2022	TARGET IRR	EXPECTED ADJUSTED EBITDA CAGR BETWEEN 2018-2022	EXPECTED ADJUSTED EPS CAGR BETWEEN 2018-2022	EXPECTED CASH FLOW CAGR BETWEEN 2018-2022

KEY MILESTONES ON THE TRANSFORMATION JOURNEY

2017
- Built dedicated project teams
- Upgraded talent
- Retained leading advisors
- Validated detailed work plans with contingencies
- Selected ERP platform

2018
- Execute near-term efficiency initiatives
- Make investments necessary to ensure success of technology-enabled Business Transformation
- Blue-print future state operating model

2019
- Build & test EPM/ERP
- Begin implementation of longer-term consolidation or standardization initiatives

2020
- Begin roll-out of EPM/ERP starting with the U.S.

2021
- Expand roll-out of EPM/ERP to international markets

2022
- EPM/ERP implementation complete
- Extract full value of Adjusted EBITDA benefits

"We expect that our strategy to build a best-in-class operating model, realign our processes to drive efficiency, and streamline our portfolio will create a stronger Stericycle that delivers greater value for shareholders and the customers we serve. We believe implementing our strategic plan, combined with the continued trend of customers outsourcing services to focus on their core businesses, will accelerate Stericycle's growth and profitability across our markets."

- CHARLES A. ALUTTO, PRESIDENT AND CHIEF EXECUTIVE OFFICER, STERICYCLE

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